UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2004

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-333-0343

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 17, 2004 Wells Fargo & Company (the “Company”) issued a press release announcing tender offers for certain outstanding debt securities of the Company and its affiliates. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibit 99.1 Press Release dated June 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, June 17, 2004.

WELLS FARGO & COMPANY

By	/s/ Richard D. Levy
Richard D. Levy
Senior Vice President and Controller

Index to Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press Release dated June 17, 2004	Electronic Transmission